                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      VAN ECK WORLDWIDE INSURANCE TRUST
                  -----------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
  2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
  4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
  5) Total fee paid:

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

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  2) Form, Schedule or Registration Statement No.:

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  3) Filing Party:

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  4) Date filed:

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

                        PRELIMINARY PROXY MATERIAL ONLY

                       VAN ECK WORLDWIDE INSURANCE TRUST
                        GOLD AND NATURAL RESOURCES FUND
                   99 Park Avenue, New York, New York 10016
                    (212) 687-5200 Toll Free (800) 826-1115

             ----------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, APRIL 9, 1997

             ----------------------------------------------------

  A SPECIAL MEETING of SHAREHOLDERS OF GOLD AND NATURAL RESOURCES FUND (the "Fund"), a series of VAN ECK WORLDWIDE INSURANCE TRUST (the "Trust") will be held at the offices of the Trust, 8th Floor, 99 Park Avenue, New York, New York on Wednesday, April 9, 1997, at 3:00 P.M., Eastern Time, for the following purposes:

(1) To approve a change in the Fund's objective and concentration policy;

(2) To approve a change in the Fund's investment restrictions to permit the Fund to invest in indexed notes and swaps;

(3) To approve a change in the Fund's investment restriction regarding illiquid securities; and

(4) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on Monday, February 10, 1997 are entitled to notice of, and to vote at, the Special Meeting.

                                       By Order of the Board of Trustees,


                                       Thaddeus M. Leszczynski
                                       Secretary

February 12, 1997

             ----------------------------------------------------

WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE COMPLETE, DATE
           AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

                        PRELIMINARY PROXY MATERIAL ONLY

                        GOLD AND NATURAL RESOURCES FUND
                                      OF
                       VAN ECK WORLDWIDE INSURANCE TRUST
                   99 Park Avenue, New York, New York 10016
                    (212) 687-5200 Toll Free (800) 826-1115

             ---------------------------------------------------

                                PROXY STATEMENT
           SPECIAL MEETING OF SHAREHOLDERS WEDNESDAY, APRIL 9, 1997

             ---------------------------------------------------

This Proxy Statement is furnished to shareholders of the GOLD AND NATURAL RESOURCES FUND (the "Fund"), a series of VAN ECK WORLDWIDE INSURANCE TRUST (the "Trust") in connection with the solicitation by the Board of Trustees of the Trust of proxies to be used at a Special Meeting of Shareholders of the Fund (the "Special Meeting") to be held at the offices of the Fund, 99 Park Avenue, 8th floor, New York, New York on Wednesday, April 9, 1997 at 3:00 P.M., Eastern Time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy can be revoked by notice in writing to the Trust at any time before it is exercised. Shareholders who execute proxies may still vote in person at the Special Meeting if they so desire or by subsequently executing and submitting a new proxy. The cost of soliciting proxies will be borne by Van Eck Associates Corporation (the "Adviser"). In addition to solicitation by mail, some of the officers and employees of the Trust or the Adviser, without extra remuneration, may conduct additional solicitation by telephone, telegraph and personal interview. This proxy soliciting material is being mailed to shareholders on or about February 21, 1997.

The Trust's five series, including the Fund, serve as a funding medium for the variable annuity accounts and variable life contracts of insurance companies. Nationwide Life Insurance Company, Provident Mutual Life Insurance Company, Provident Mutual Life and Annuity Company of America, Acacia Group, American International Life Assurance Company of New York, AIG Life Insurance Company, Charles Schwab Annuity Service, CNA Insurance Company, First ING Life Insurance Company of New York, Fortis Financial Group, General American Life Insurance Company, Great American Reserve Insurance Company, Indianapolis Life Insurance Company, Security Life of Denver, and United Life Companies are the participating insurance companies in the Fund (each a "PIC" and together "PICs") entitled to vote as shareholders. Each PIC provides pass-through voting rights to its variable contractholders on any proposal affecting the Fund. The variable contracts are described in the separate account prospectus issued by the PICs. Under certain circumstances, each PIC has the right to disregard the voting instructions of its variable contractholders. However, the Trust's Board of Trustees does not believe that these circumstances exist with respect to the matters to be considered at the Special Meeting.

Each proxy received will be voted by the PIC in accordance with the contractholder's instructions with respect to the proposals set forth in the accompanying Notice of Special Meeting. If no such instruction is indicated, the proxy will be voted FOR approval of the proposals. For shares as to which no voting instructions have been received from contractholders, each PIC will vote the shares in the same proportion as the shares for which voting instructions have been received.

The contractholders permitted to give instructions to the PICs and the number of shares for which instructions may be given will be determined as of February 10, 1997, the record date for the Special Meeting.

In the event there are not sufficient votes to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitations of proxies by the Fund. If the Fund proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment.

SHARES OF BENEFICIAL INTEREST OUTSTANDING

As of February 10, 1997 there were outstanding approximately [ ] shares of beneficial interest of the Fund. Each full share is entitled to one full vote and each fractional share is entitled to a proportionate share of one vote. Nationwide Insurance Company is the owner of record, not the beneficial owner, of shares (or % of the outstanding securities).] [ is the beneficial owner of shares (or % of the outstanding securities).] [The Adviser owns shares (or % of the outstanding securities.] There were no [other] person[s] or groups who were known by the Trust to own beneficially more than 5% of the outstanding shares of beneficial interest of the Fund as of the record date.

ANNUAL REPORT

The Fund's annual report for the year ended April 30, 1996 was previously sent to shareholders. The Fund's annual report for the year ended December 31, 1996 is being provided to shareholders. Additional copies of the reports may be requested by calling the number or by writing to the address on the Notice of Meeting accompanying this Proxy Statement.

REQUIRED VOTE

Approval of each Proposal is to be determined by the vote of a majority of the outstanding shares of the Fund as defined in the Investment Company Act of 1940 (the "Act"). This means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund represented at the Special Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

SHAREHOLDER MEETINGS

The Trust is organized as a Massachusetts business trust and as such is not required to hold regular or annual meetings of shareholders unless otherwise required by the Act or as may be required by the Trust Agreement. In addition, shareholders representing ten percent or more of the outstanding shares of the Trust shall have the right to compel the Trustees to call a meeting of shareholders to consider the removal of any Trustee or Trustees.

                                PROPOSAL NO. 1:
     APPROVAL OF A CHANGE IN THE FUND'S OBJECTIVE AND CONCENTRATION POLICY

The Fund's investment objective is long-term capital appreciation by investing in securities of companies engaged in the exploration, development, production and distribution of gold and other natural resources. Current income is not an investment objective. It is proposed that the investment objective of the Fund be to seek long-term capital appreciation by investing globally, primarily in "Hard Asset" securities, as defined below. Income would be a secondary consideration. The Trustees have concluded that it is appropriate at this time to expand the investment opportunities available to the Fund in seeking long-term capital appreciation for its shareholders.

In addition, it is the current policy of the Fund to concentrate its investments (i.e., invest at least 25% of its assets) in the securities of companies in Canada, the United States, Australia and South Africa, whose value is tied, linked or dependent upon the actual or anticipated price of gold, such as companies which are primarily engaged in gold mining.

The proposed concentration policy would require the Fund to invest at least 25% of its assets in companies that are directly or indirectly (whether through supplier relationships, servicing agreements or otherwise) engaged to a significant extent in the exploration, development, production or distribution of one or more of the following sectors: (i) precious metals,
(ii) ferrous and non-ferrous metals, (iii) oil and gas, (iv) forest products,
(v) real estate, and (vi) other basic non-agricultural commodities (together "Hard Assets"). This policy is a fundamental policy which could not be changed without the vote of shareholders. As an additional, but nonfundamental policy, the Fund would be able to invest up to 50% of its assets in any one of the above industries.

The Trustees have determined that the Fund would benefit from expanding the number of industries in which the Adviser may concentrate the Fund's investments, since the Fund's current emphasis solely on securities related to gold restricts the Adviser's flexibility to take advantage of investment opportunities that may meet the Fund's investment objective. In addition, while concentration may subject the Fund to greater risks and market fluctuations than funds with more diversified portfolios, the Trustees believe that concentration in a group of six industries is less risky than concentration in a single industry.

Investing in all types of Hard Assets, not just gold, involves primarily incremental, rather than fundamentally different, risks. The production and marketing of Hard Assets may be affected by actions and changes in governments. In addition, Hard Assets and securities of Hard Asset companies may be cyclical in nature. During periods of economic or financial instability, the securities of some Hard Asset companies may be subject to broad price fluctuations, reflecting volatility of energy and basic materials prices and possible instability of supply of various Hard Assets. In addition, some Hard Asset companies may also be subject to the risks generally associated with extraction of natural resources, such as the risks of mining and oil drilling, and the risks of the hazards associated with natural resources, such as fire, drought, increased regulatory and environmental costs, and others. Securities of Hard Asset companies may also experience greater price fluctuations than the relevant Hard Asset. In periods of rising Hard Asset prices, such securities may rise at a faster rate, and conversely, in times of falling Hard Asset prices, such securities may suffer a greater price decline. There are certain risks associated with the real estate industry sector. These risks include, among others: possible declines in the value of real estate; possible lack of availability of mortgage funds; extended vacancies of properties; risks related to general and local economic conditions; overbuilding; increases in competition, property taxes and operating expenses; changes in zoning laws; or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates.

It is the Trust's intention, if this proposal is approved by shareholders, to rename the Fund the Worldwide Hard Assets Fund in order to reflect the new objective and concentration policy.

Approval of this proposal would permit the Fund to make substantial investments not just in gold oriented securities, but also in one or more of the Hard Asset industries. The ability to concentrate in other Hard Asset industries, in addition to gold, will make the Fund more diversified and will enable the Adviser to take advantage of a wider variety of global investment opportunities. As a result, the Trustees expect that the Fund's increased flexibility will benefit the Fund and its shareholders.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 1.

                                PROPOSAL NO. 2
 APPROVAL OF A CHANGE IN THE FUND'S INVESTMENT RESTRICTIONS TO PERMIT THE FUND
                   TO INVEST IN INDEXED SECURITIES AND SWAPS

The Fund's Adviser wants the ability to invest in swaps, and in indexed securities whose value is linked to one or more currencies, interest rates, commodities or financial or commodity indices. The Adviser believes that indexed securities, including structured notes, may offer unique investment opportunities while it seeks long-term capital appreciation for the Fund. The Adviser further believes that swaps will provide the Fund with an additional means of attempting to hedge both currency and other risks involved in global hard asset investing. Indexed securities and swaps are derivative securities.

An indexed note is a medium-term note whose coupon and/or principal redemption are linked to the performance of an underlying asset or market (such as the Standard & Poor's 500 Index) or to a change in economic conditions (such as a change in interest rates). Indexed securities may be positively or negatively indexed (i.e., their value may go in the same or the opposite direction as the underlying asset). Indexed securities may have return characteristics similar to direct investments in the underlying instrument or to one or more options on the underlying instrument. Indexed securities may be more volatile than the underlying instrument itself, and present many of the same risks as investing in futures and option. Indexed securities are also subject to credit risks associated with the issuer of the security with respect to both principal and interest.

Indexed securities may be publicly traded or may be two-party contracts. These two-party agreements are referred to as structured notes. If the Fund purchases a structured note, it will make a payment of principal to the counterparty Some structured notes have a guaranteed repayment of principal while others place a portion (or all) or the principal at risk. The Fund will purchase structured notes only from counterparties rated A or better by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization. The Adviser will monitor the liquidity of structured notes under the supervision of the Board of Trustees, and notes determined to be illiquid will be aggregated with other illiquid securities for purposes of the limitation on illiquid investments.

A swap is an exchange of one security for another, or an exchange of one stream of payments for another, or the exchange of rights to make or receive payments in specified currencies. Examples include currency swaps (e.g., U.S. dollars for British pounds) or interest rate swaps (U.S. Treasury rate for the LIBOR rate). Since swaps are individually negotiated, the Fund may expect to achieve an acceptable degree of correlation between its portfolio investments and its swap positions. Currency swaps usually involve the delivery of the entire principal value of designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.

The use of swaps is a highly speculative activity which involves investment techniques and risks different from those associated with ordinary portfolio transactions. If the Adviser is incorrect in its forecasts of market values, currency exchange rates and/or Hard Asset values, the investment performance of the Fund would be less favorable than it would have been if this investment technique were not used. Swaps are generally considered illiquid and will be aggregated with other illiquid positions for purposes of the limitation on illiquid investments.

In order for the Fund to be able to invest in indexed securities and swaps, it is necessary for shareholders to amend two of the Fund's fundamental investment restrictions stated in the Trust's Statement of Additional Information. Set forth below are the new investment restrictions as they apply to the Fund; additions are underscored.

  The Fund may not:

  "3. Make loans, except by (I) purchase of marketable bonds, debentures, commercial paper and similar marketable evidences of indebtedness (such as structured notes, indexed securities and swaps with respect to ...Gold and Natural Resources Fund)...;"

  "7. Issue senior securities except insofar as a Fund may be deemed to have issued a senior security by reason of. . .(v) foreign currency swaps (...Gold and Natural Resources Fund)."

The Trustees believe that the ability to use structured notes and other indexed securities would allow the Fund to participate in the performance of the underlying commodities without the risk of directly holding the commodity. The Trustees also believe that swaps may reduce the Fund's exposure to fluctuations in currency valuation, or interest rate fluctuations. Although there can be no assurance that markets, currency values and interest rates will move as anticipated, the Trustees have concluded that the increased flexibility provided to the Adviser by allowing investment in these financial instruments will benefit the Fund and its shareholders.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.

                                 PROPOSAL NO. 3
 APPROVAL OF A CHANGE IN THE FUND'S INVESTMENT RESTRICTIONS REGARDING
                              ILLIQUID SECURITIES

The Fund may currently invest up to 10% of its assets in so-called "illiquid securities" Illiquid securities are defined by the Securities and Exchange Commission ("SEC") as securities that are not readily marketable, or are subject to legal or contractual restrictions on resale or cannot be reduced to cash within seven days at approximately the price used to calculate the net asset value. The limitation was designed to address the need of a mutual fund, which has continual redemptions, to have sufficient liquid assets (i.e., cash or cash equivalents) to meet those redemptions. The 10% maximum was first imposed many years ago when the financial markets, instruments and their investors were less sophisticated. In recent years, the SEC, in recognition of the development of these markets, instruments and investors, has permitted funds to invest up to 15% of their assets in illiquid securities. The Trustees have determined that it is advisable to increase the amount of illiquid securities the Fund may invest in, in order to permit the Adviser to take full advantage of its ability to invest in instruments that may not be liquid (such as private placements, warrants, repurchase agreements and certain commodities).

In order for the Fund to be able to invest up to 15% in illiquid securities, it is necessary for shareholders to amend one of the Fund's fundamental investment restrictions stated in the Trust's Prospectus as to the Fund. Set forth below is the new investment restriction as it applies to the Fund; additions are underscored.

  "1. [Each series of the Trust] will not invest more than 10% of the value of its total net assets in securities which are "illiquid" (including repurchase agreements which mature in more than seven days and over-the-counter foreign currency options), except that ...Gold and Natural Resources Fund will not invest more than 15% of the value of [its] total net assets in such securities."

The Trustees believe that increasing the amount of the Fund's assets that may be invested in illiquid securities will provide the Fund with additional investment opportunities and will therefore benefit the Fund and its shareholders.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 3.

                    OTHER MATTERS TO COME BEFORE THE MEETING

The Trustees do not intend to present any other business at the Special Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named as proxies will vote according to their best judgment with respect to these matters.

                                        By order of the Board of Trustees,

                                        Thaddeus Leszczynski
                                        Secretary

February 12, 1997

WHETHER OR NOT YOU PLAN TO ATTEND, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE CONTINENTAL UNITED STATES.

PROXY
                       VAN ECK WORLDWIDE INSURANCE TRUST
                        GOLD AND NATURAL RESOURCES FUND
            SPECIAL SHAREHOLDERS MEETING - WEDNESDAY, APRIL 9, 1997


The undersigned shareholder of GOLD AND NATURAL RESOURCES FUND (the "Fund'), a series of VAN ECK WORLDWIDE INSURANCE TRUST, having received Notice of the Meeting of Shareholders of the Fund to be held on Wednesday, April 9, 1997 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints [INSERT NAMES] AND EACH OF THEM, TRUE AND LAWFUL ATTORNEYS OR ATTORNEY FOR THE UNDERSIGNED, WITH SEVERAL POWERS OF SUBSTITUTION, FOR AND IN THE NAME, PLACE AND STEAD OF THE UNDERSIGNED, TO ATTEND AND VOTE ALL SHARES OF THE FUND WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE AT THE MEETING TO BE HELD AT 99 PARK AVENUE, 8TH FLOOR, NEW YORK, NEW YORK, ON WEDNESDAY, APRIL 9, 1997, AT 3:00 P.M., EASTERN TIME, AND AT ANY AND ALL ADJOURNMENTS THEREOF, WITH ALL POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT.

MANAGEMENT RECOMMENDS A VOTE FOR THE PROPOSALS ON THE REVERSE SIDE HEREOF.  THE
                             ---
SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE OR FOR
                                                                            ---
THE PROPOSAL IF NO CHOICE IS INDICATED.


PLEASE MARK YOUR PROXY, DATE AND SIGN IT ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


--------------------------------------------------------------------------------


                                    PROPOSALS
                                    ---------

1.   To approve a change in the Fund's objective and concentration policy.

                FOR                AGAINST                 ABSTAIN
                    -----                  ----                    -----

2. To approve a change in the Fund's investment restrictions to permit the Fund to invest in indexed notes and swaps.

                FOR                AGAINST                 ABSTAIN
                    -----                  ----                    -----

3. To approve a change in the Fund's investment restriction regarding illiquid securities.

                FOR                AGAINST                 ABSTAIN
                    -----                  ----                    -----


                                Dated:                                   1997
                                       ---------------------------------


                                ---------------------------------------------
                                           Signature of Shareholder


                                ---------------------------------------------
                                             Signature of Co-Owner

                                For joint accounts, all co-owners must sign.
                                Executors, administrators, trustees, etc. should so indicate when signing.